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                                                             EXHIBIT (a)(1)(W)

The email below is being sent on 7/16 to associates who have elected to participate in the program, who are currently enrolled in the 401(k) program, and who will be receiving a cash payment.
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Thank you for returning your Stock Option Exchange Election form, which indicates that you have decided to participate in the program. You will be receiving a cash payment in exchange for your stock options. As an associate who is currently enrolled in the 401K program, you have the choice as to whether you would like your current contribution level to apply to this cash payment. Alternatively, you may elect to have a different contribution level apply or no contribution at all.

     If you would like for your current 401(k) contribution level to apply to this cash payment, no action is needed. If you would like to have a different contribution level apply or no contribution, please complete the attached form, which is due no later than 5:00 PM EDT ON FRIDAY, JULY 18.


Thank you!!
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STOCK OPTION EXCHANGE PROGRAM
FORM TO CHANGE CURRENT 401(K) CONTRIBUTION LEVEL FOR CASH PAYMENT


This form should be completed by CheckFree associates:

     o    Who have decided to participate in the Stock Option Exchange Offer,

     o Who have less than 500 eligible options, and therefore will be receiving consideration in the form of a cash payment, AND

     o Who currently participate in the 401(k) Plan and would like to adjust their current 401(k) contribution level for this cash payment

You may elect to use your current contribution percentage, or enter any contribution percentage up to 80%. This decision will apply only to this specific cash payment, and will not impact your current contribution percentage that is in place for your regular paychecks.

IF YOU WOULD LIKE YOUR CURRENT 401(K) CONTRIBUTION LEVEL TO APPLY TO THIS CASH PAYMENT, YOU WOULD NOT FILL OUT THIS FORM.
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First Name:
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Middle Initial:
                                 -----------------------------------
Last Name:
                                 -----------------------------------
Employee ID:
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DESIRED CONTRIBUTION % FOR
THIS CASH PAYMENT:
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This form must be returned via email, fax, or in person, NO LATER 5:00 PM EDT
ON JULY 18, 2003.

     o    Email to the Exchangeoffer@checkfree.com mailbox.

     o    Fax to Tracy Cui at (678) 375-2301.

     o Deliver to Tracy Cui in the Human Resources department in Norcross, first floor of Building 4 between the hours of 8:00 am and 6:00 pm.